UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2007

EnerLume Energy Management Corp.
(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number

Two Broadway Hamden, Connecticut		06518
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 248-4100

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01  Completion or Acquisition or Disposition of Assets.

(i)  Sale of Corporate Dining Business

On October 19, 2007, the holders of a majority of shares of the Company’s outstanding common stock approved the sale of substantially all of the assets comprising our contract food management division pursuant to the Asset Purchase Agreement dated April 17, 2007 and amended on August 31, 2007 by and between the Company, Timothy Hayes and an entity formed by Mr. Hayes to facilitate the transaction.  The transaction closed on October 26, 2007 and the principal assets of this division sold in the transaction consisted of the corporate name, customer accounts, inventory, equipment, intellectual property and promotional and marketing materials.

The Asset Purchase Agreement provided for a cash purchase price of $1.2 million dollars subject to certain adjustments prior to closing based upon the remaining corporate dining accounts and inventory on hand from the date of the original agreement and the closing.  In addition, $196,097 of the total purchase price is being held in an escrow account for a period of 120 calendar days from closing to determine the number of key accounts that have retained by this division.  Based upon the aforementioned adjustments made at closing, the final cash purchase price paid to the Company was $1,137,077 which includes the amount in escrow.

Mr. Hayes formerly served as the director of operations for the corporate dining division and resigned from the Company effective at the closing date.  The Company believes the sale was fair to the Company and its shareholders based upon a fairness opinion provided by Marshall & Stevens, an independent valuation firm.  In addition, the Company’s audit committee reviewed the transaction and the Company’s board of directors approved the transaction based upon the conclusion the terms were no less favorable than generally available to an independent third party.

David Murphy, the Company’s chief executive officer and a director, entered into a non-competition agreement with the purchaser for a period of five years and was paid $34,218 over a five year period as consideration for entering into the non-compete agreement.

(ii)  Sale of Lindley Business

On October 19, 2007, the holders of a majority of shares of the Company’s outstanding common stock approved the sale of substantially all the assets of Lindley Food Services Corporation, our supplier of fresh unitized meals to schools and senior feeding programs.  Pursuant to the Asset Purchase Agreement dated April 17, 2007, the Company sold to Lindley Acquisition Corporation substantially all the assets of this division which consisted of equipment, inventory, accounts receivable, intellectual property, contracts and agreements, cash and real estate and capital services leases.  The transaction closed on October 31, 2007.

The Asset Purchase Agreement provided for a cash purchase price of $2,500,000 subject to an adjustment based on the net asset value of the division two days prior to closing.  As a result of the aforementioned adjustments, the Company received net proceeds of $2,251,202 from the sale of this division.

Prior to the transaction, Gilbert Rossomando was the president of this division and Mark Cerreta was the executive vice president of this division.  Messrs. Rossomando and Cerreta are the sole shareholders of Lindley Acquisition Corporation.  Mr. Rossomando will remain a director of the Company, however, Messrs. Rossomando and Cerreta resigned as officers of the Company effective at the closing date.  The Company believes the sale was fair to the Company and its shareholders based upon a fairness opinion provided by Marshall & Stevens, an independent valuation firm.  In addition, the Company’s audit committee reviewed the transaction and the Company’s board of directors approved the transaction based upon the conclusion the terms were no less favorable than generally available to an independent third party.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(b)  Pro forma financial information.

Listed below is the consolidated proforma balance sheet that reflects the disposition of assets as if the transactions closed on June 30, 2007.  The profit and loss statement is not included in this report as the results of continuing operations is incorporated by reference in the consolidated statement of operations in our 2007 Annual Report on Form 10-K previously filed under the name Host America Corporation.

ENERLUME ENERGY MANAGEMENT CORP. AND SUBSIDIARIES
CONSOLIDATED PROFORMA BALANCE SHEETS
June 30, 2007

ASSETS
		ProForma
	As Reported	Adjustments	As Adjusted
CURRENT ASSETS
Cash	$458,705	$3,192,182	$3,650,887
Cash – restricted	-	196,097	196,097
Accounts receivable, net of allowance for doubtful accounts of $102,326	2,449,707		2,449,707
Inventories	426,878		426,878
Prepaid expenses and other current assets	87,580		87,580
Assets of discontinued operations held for disposition	4,689,813	(4,689,813)	-
Total current assets	8,112,683	(1,301,534)	6,811,149

EQUIPMENT AND IMPROVEMENTS, net	502,580		502,580

OTHER ASSETS
Deferred financing costs, net	226,979		226,979
Intangible assets, net	157,500		157,500
	384,479	-	384,479
Total Assets	$8,999,742	$(1,301,534)	$7,698,208

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Demand note payable	$473,223	$	$473,223
Current portion of long-term debt	1,267,382		1,267,382
Current portion of unsecured debt	1,231,600		1,231,600
Accounts payable	3,958,996		3,958,996
Accrued expenses	2,487,760		2,487,760
Debt advances	675,000		675,000
Liabilities of discontinued operation to be assumed	2,243,111	(2,243,111)	-
Total current liabilities	12,337,072	(2,243,111)	10,093,961

LONG-TERM LIABILITIES
Long-term debt, less current portion	276,171		276,171
Unsecured debt, less current portion	1,744,626		1,744,626
	2,020,797	-	2,020,797
Total liabilities	14,357,869	(2,243,111)	12,114,757

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, $.001 par value, 2,000,000 shares authorized	-		-
Preferred stock, Series B, $.001 par value, 266,667 shares issued and outstanding	267		267
Common stock, $.001 par value, 80,000,000 shares authorized; 10,878,514 issued and outstanding	10,879		10,879
Additional paid-in capital	42,415,018		42,415,018
Accumulated deficit	(47,784,291)	941,577	(46,842,714)
Total stockholders' deficiency	(5,358,127)	941,577	(4,416,550)
Total Liabilities and Stockholders' Equity (Deficiency)	$8,999,742	$(1,301,534)	$7,698,208

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERLUME ENERGY MANAGEMENT CORP.

Dated: November 1, 2007	By: /s/ Michael C. Malota
Michael C. Malota
Chief Financial Officer

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